UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

August 18, 2006

MICROCHIP TECHNOLOGY INCORPORATED (Exact Name Of Registrant As Specified In Its Charter)

Delaware	0-21184	86-0629024
(State Or Other Jurisdiction Of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2355 West Chandler Boulevard, Chandler, Arizona 85224-6199
(Address Of Principal Executive Offices)

(480) 792-7200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Amendments to 2004 Equity Incentive Plan

On August 18, 2006, the stockholders of Microchip Technology Incorporated (the “Company”) approved an amendment to the Company’s 2004 Equity Incentive Plan (the “Equity Plan”) to remove the 30% limitation on the number of shares that can be granted as restricted stock units (“RSUs”). The amendment was approved by the Company’s Board of Directors on May 1, 2006. The purpose of the amendment was to enable the Company to continue to grant RSUs as its primary equity compensation incentive. The Equity Plan provides for the grant of stock options, stock appreciation rights, restricted stock (which may be granted in the form of restricted stock shares or RSUs), performance shares, performance units, and deferred stock units to Company employees, including executive officers, and consultants as well as for automatic grants of awards to the non-employee members of the Company’s Board of Directors. The Compensation Committee or its delegates may determine the awards to be made under the Equity Plan, but for the CEO whose awards are made at the discretion of the Compensation Committee alone.

On August 18, 2006, the Company’s Board of Directors further amended the Equity Plan such that the annual option grants for non-employee directors would be made on the date of the Company’s annual stockholders meeting. Prior to the amendment, the grant date for such awards had been the first day of the month in which the annual stockholders meeting was scheduled.

A copy of the Equity Plan, as amended, is attached hereto as Exhibit 10.1.

Executive Management Incentive Compensation Plan

On August 18, 2006, the stockholders of the Company approved the Executive Management Incentive Compensation Plan (the “Executive Plan”) to replace the Company’s existing Management Incentive Compensation Plan (the “Management Plan”) as it applies to executive officers. The Executive Plan was approved by the Company’s Board of Directors on May 1, 2006. The Executive Plan will be effective on October 1, 2006 and provides for the payment of cash bonuses to the Company’s executive officers based upon the objectives set by the Compensation Committee after receipt of recommendations from the Company’s CEO. At the end of each fiscal quarter, the Compensation Committee will determine whether the objectives were met and determine the amount of payout to each participant. The CEO may make recommendations regarding awards to be made, other than those for himself. The purpose of the Executive Plan is to motivate the Company’s executive officers to achieve performance objectives and to reward them when those objectives are satisfied.

The performance objectives for each fiscal quarter for fiscal 2007 are based upon the following areas: quarterly sequential sales growth (overall and in the Company’s 16-bit and analog product divisions), gross margin percentage, operating expense percentage, operating profit percentage and earnings per share. The quarterly payments in fiscal 2007 for the Company’s CEO and the four other mostly highly paid executive officers participating in the Executive Plan are targeted at an aggregate of approximately $290,000 for all such officers. Because the amount of cash bonuses are dependent upon satisfaction of the performance objectives, the exact amount of the payout (if any) to an executive officer under the program cannot be determined at this time. Actual bonuses may be higher or lower than the targets depending upon the level of performance achieved by the Company. The maximum payment that any participant may receive under the Executive Plan in any Company fiscal year is $2,500,000.

A copy of the Executive Plan is attached hereto as Exhibit 10.2.

Discretionary Executive Incentive Compensation

On August 18, 2006, the Company’s Board of Directors approved the Discretionary Executive Management Incentive Compensation Plan (the “Discretionary Plan”) to replace the discretionary portion of the Company’s Management Plan as it applies to executive officers. The Discretionary Plan is intended to increase stockholder value and the success of the Company by providing incentive and reward to executive officers for exceptional performance in achieving key objectives. Cash bonuses awarded under the Discretionary Plan are determined by the Compensation Committee of the Board of Directors based upon the objectives set by the Compensation Committee. At the end of each fiscal quarter, the Compensation Committee will determine whether the objectives have been met and determine the amount of payouts (if any) under the Executive Plan. The CEO may make recommendations regarding objectives and awards, other than awards for himself.

Quarterly payments in fiscal 2007 for the executive officers participating in the Discretionary Plan are dependent upon the satisfaction of objectives and the level of performance achieved by the Company. The exact amount of the payout (if any) to an executive officer under the program cannot be determined at this time. The quarterly payouts for fiscal 2007 will be based upon achievement of specific operational objectives as well as additional factors as the Compensation Committee may determine.

A copy of the Discretionary Plan is attached hereto as Exhibit 10.3.

Management Incentive Compensation Plan

Since 1992, the Company has had a management incentive compensation plan for motivating its executive officers, managers and senior technical employees using a formula based upon the Company’s financial performance. As described above, on August 18, 2006, the Company’s stockholders approved the Executive Plan to replace the Management Plan as it applies to executive officers in order to enhance the Company’s ability to obtain tax deductions for “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended. In connection with the approval of the Executive Plan and the Discretionary Plan, the Company’s Board of Directors approved an amendment and restatement of the Management Plan so that it applies to awards to employees who are not executive officers and to more closely correspond to the applicable provisions of the Executive Plan and the Discretionary Plan. The purpose of the Management Plan is to motivate management and senior technical employees to achieve performance objectives and to reward them for achievement of those objectives. Incentive cash bonuses awarded under the Management Plan are calculated by the Compensation Committee of the Board of Directors or their delegates based upon the objectives set by the Compensation Committee. At the end of each fiscal quarter, the Compensation Committee or their delegates will determine whether the objectives have been met and determine the amount of payout under the Management Plan. The Management Plan also has a discretionary element to reward exceptional performance.

Quarterly payments in fiscal 2007 for the non-executive employees participating in the Management Plan cannot be determined at this time as they are dependent upon satisfaction of objectives and the level of performance achieved by the Company. Beginning on October 1, 2006, the Company’s executive officers will not participate in the Management Plan. The performance objectives for each fiscal quarter for fiscal 2007 are based upon the following areas: quarterly sequential sales growth (overall and in the Company’s 16-bit and analog product divisions), gross margin percentage, operating expense percentage, operating profit percentage and earnings per share, as well as additional objectives as the Compensation Committee may determine.

A copy of the Management Plan is attached hereto as Exhibit 10.4.

Item 9.01.  Financial Statements and Exhibits.

  (d) Exhibits

10.1	2004 Equity Incentive Plan, as amended
10.2	Executive Management Incentive Compensation Plan
10.3	Discretionary Executive Incentive Compensation
10.4	Management Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 24, 2006	Microchip Technology Incorporated (Registrant)

By: /s/ Gordon W. Parnell
Gordon W. Parnell Vice President, Chief Financial Officer (Principal Accounting and Financial Officer)

EXHIBITS

10.1	2004 Equity Incentive Plan, as amended
10.2	Executive Management Incentive Compensation Plan
10.3	Discretionary Executive Incentive Compensation
10.4	Management Incentive Compensation Plan